Exhibit 10.3

                                         [LOGO]
                                         Dwight Pickle
                                         BHP Billiton Petroleum (Deepwater) Inc.
                                         1360 Post Oak Blvd., Suite 15O
                                         Houston, TX 77056-3020
                                         Phone: (713) 961-8437
                                         Fax: (713) 961-8339
                                         dwight.p.pickle@bhpbilliton.com

February 8, 2005

VIA FAX AND MAIL

Ms. Michelle Mauzy
The Houston Exploration Company
1100 Louisiana, Suite 2000
Houston, TX 77002-5219

Mr. Greg Tabor                    Mr. Melvin Baiamonte
Ridgewood Energy Corporation      Dominion Exploration & Production Inc.
5300 Memorial Drive, Suite 1070   1450 Poydras Street
Houston, TX 77007                 New Orleans, LA 70112-6000

RE: West Cameron 76 Unit
    OCS-G 9386 B#6 Well
    Gulf of Mexico

Ladies and Gentlemen:

Attached for your review and approval please find AFE NO. 3370.C.02802 in the gross amount of $23,983,837 and a well plan that has been approved by BHP Billiton to drill and complete the B-6 at the West Cameron 61 field B platform. This well is proposed to uplift the production rate from the main reservoir in this field, the MA3D and increase recoverable reserves.

BHPB and partners have a limited opportunity to capture a slot for the Ocean Titan rig. It is anticipated that the Titan rig will be available to begin work on the B6 well in June 2005 following completion of the Mustang well. As per the JOA, there is a 30 day response time to this AFE. Due to the proximity of this well to other producers in the Ma3D, unanimous approval by the partnership is required. It is necessary to obtain unanimous partnership approval to this project in the 30 day period to facilitate the execution of the contractual option on the Titan for this well. The design of the B-6 9 5/8" casing string requires the extra lift capacity provided by the Titan further necessitating we maintain this rig program if possible.

The B6 well will target the main field pay in the Ma3 downthrown fault block with the objective of increasing ultimate recoverable reserves in this water drive gas reservoir. The off take rate from the MA3D reservoir is rapidly declining and water production has significantly encroached on the B5 completion leaving only the A5 water free. A new take point is needed to keep the voidage rate as high as possible. For that objective, it is proposed to employ sand control in the B6 which allow higher production rates than have been achieved with the existing completions. The well can lift significant water production if the section contains wet sand stringers. The B platform currently has 3,000 bwpd available water handling capacity.

The B6 well is proposed as a drill and complete operation. The well has been designed for maximum flow rates. The well design includes a 300' frac pack completion with 4 1/2 "production tubing and a large casing program (9 5/8") on bottom to accommodate premium gravel pack screens with shunt tubes. The pore pressure prediction work increased our confidence level in our ability to get the well down.

In addition to the Ma3 sand, the B6 well will appraise the Rob C sand at this location for a potential sidetrack of the A4 well. Ma1 and Ma2 Sands could also prove productive in the subject wellbore but are not considered secondary objectives. The economics are based solely on the Ma3 sand.

BHPB proposes to have a partner meeting to discuss this AFE if required by the partnership on February 23, 2005. If you have questions please call Jim McFadden at 713-961-8377 or the undersigned at 713-961-8437.

Very truly yours,

BHP BILLITON PETROLEUM (AMERICAS) INC.


/s/ Dwight Pickle
------------------------------
Dwight Pickle
Senior Staff Negotiator

                           AUTHORITY FOR EXPENDITURE
                    Americas Operating and Development Team

Project    West Cameron 76 (OCS-G 9386) B6            BHP AFE No.  3370.C.02802.
           OCS                                        Property No. _______________
Operator   BHP-Billiton                               Supplement   _______________
Contract/Agreement No.      __________      Budget Year        2005
                                                                Yes     Amount      No
Operator AFE #              __________
Estimated Start Date        May 1, 2005     Budget              |_|   $8,096,943   |x|
Estimated Completion Date   July 23, 2005   Current Forecast    |x|   $8,096,943   |_|

====================================================================================================
Lease Name & Well No.   County and State: Offshore Louisiana   Region: Gulf of Mexico OCA
                        ----------------------------------------------------------------------------
OCSG 9386 B6            Location (Sec-Twn-Rng): West Cameron Blk 76 - OCS-G 09386 B6
----------------------------------------------------------------------------------------------------
Field or Area           Prospect Name (Exploration Only)                         Last Well on Lease
                        -----------------------------------------------------
West Cameron            Prospect#                                               Yes   |_|   No   |x|
----------------------------------------------------------------------------------------------------
Type of AFE:            Formation                        Yes    No                 BHP Interest
Expense          |_|     & Depth     New Capital Proj.   |X|   |_|                BPO        APO
Development      |X|
Exploratory      |_|    Marg A3                                       Working
   Class Inventory      16,300' MD                                   Interest    33.76%     33.76%
----------------------------------------------------------------------------------------------------

Project Description: Drill the B6 well to the Ma3 sand.

The primary objective is acceleration of Ma3 reserves. Secondary targets include the Rob C sands. AFE includes costs to drill and complete the well in the Ma3 sand. Also includes costs to run wireline logs over two intervals.

================================================================================
                        Estimated Costs
--------------------------------------------------------------------------------
      Company         Working Interest    Drilling      Completion    Total Cost
--------------------------------------------------------------------------------
BHP Billiton            33.76%           $ 4,536,101   $ 3,560,843   $ 8,096,943
--------------------------------------------------------------------------------
Dominion                40.00%           $ 5,374,527   $ 4,219,008   $ 9,593,535
--------------------------------------------------------------------------------
Houston Exploration     15.00%           $ 2,015,448   $ 1,582,128   $ 3,597,576
--------------------------------------------------------------------------------
Ridgewood               11.24%           $ 1,510,242   $ 1,185,541   $ 2,695,783
--------------------------------------------------------------------------------
TOTAL                     100%           $13,436,317   $10,547,520   $23,983,837
================================================================================
Prepared by: Andrea Stewart              Date: December 20, 2004

Recommended (Signatures):
====================================================================================
Geology     Date     Reservoir      Date     Production     Date   Geophysics   Date
====================================================================================
CP         12/20    AS            12/20/04   EC 12/20              NA
====================================================================================
Drilling    Date     Economics      Date     Petrophysics   Date     Finance    Date
------------------------------------------------------------------------------------
JR         21 Dec   MB 12/20/04              NA                    NA
====================================================================================

BHP Approval:                            Date: 12-20-04

Joint Interest Approval - It is recognized that the amounts provided for herein are estimates only, and approval of this authorization shall extend to the actual costs incurred in conducting the operation specified, either more or less than herein set out.

-------------------------------------------------------
Company       By          Title                  Date
-------------------------------------------------------
RIDGEWOOD    [Illegible]  EXEC. VICE PRESIDENT   3/7/05
-------------------------------------------------------
ENERGY
-------------------------------------------------------
CORPORATION
-------------------------------------------------------

                                     [LOGO]

Memorandum                                                       Americas Region
                                                                 Petroleum
15 December 2004

TO:        Claiborne Vansant, Development Manager

cc:        J. Stobart, J. Russell, M. Atkins, A. Klein, J. McFadden, Y. Dalal

FROM:      Gene Riddle, Drilling Engineering Supervisor

OUR REF:   R:\Drilling\Campaign\Shelf\WESTCAM\B6\AFE\B6 AFE All Inclusive Cover
           Note 15 dec 04.doc

--------------------------------------------------------------------------------

                             WEST CAMERON 76 B6 AFE

Please find attached an AFE cost estimate for the WC 76 B6 well. To drill, log and abandon will require 57.5 days and $14.0 MM. The success case to drill and complete will require 84 days and $23.9 MM.

This cost estimate considers the performance of the BHP offsets in the field as well as similar wells drilled by competitors in the area. The cost includes 27% NPT during drilling and 15% during completion.

The cost derivation was also based on the following:

     o    An estimated contract rig rate $65,000/day.

     o    Build hold build shaped well PTD 16,313/14,200 MD/TVD. WD 40 ft.

     o    Costs include:

          o    5 planned casing strings to reach TD.

          o    Synthetic based mud system.

          o    Wireline logs in two hole intervals.

          o 9-5/8" production liner, no production tieback, 4-1/2" production tubing.

          o    No coring or sidetracks.

          o    Single zone 300 ft frac pack.

A derivation of the cost in discrete steps is included below.

--------------------------------------------------------------------------------
                                              Days               Cost $MM
--------------------------------------------------------------------------------
              Mob / Demob                     2.8                   1.0
--------------------------------------------------------------------------------
              Drill to TD                    48.4                  11.1
--------------------------------------------------------------------------------
                  Log                         3.8                   1.3
--------------------------------------------------------------------------------
                 P & A                        2.5                   0.6
--------------------------------------------------------------------------------
         Run Liner & Clean Out               4.95                   1.8
--------------------------------------------------------------------------------
                Complete                     24.1                   8.7
--------------------------------------------------------------------------------


/s/ Gene Riddle
-----------------------------------
Gene Riddle, Drilling Engineering Supervisor

                               West Cameron 76 B6

                                   [GRAPHIC]

Schlumberger                    bhpbilliton                   [LOGO]

---------------------------------------------------------------------------------------------------------------------------------
[Illegible]                                                                 Field

OCS-G-09386 B006 ST00BP00                                                   West Cameron BIks 60,61,76,77,96
---------------------------------------------------------------------------------------------------------------------------------
                                                                            Surface   NA027 Lousiane State Planes,
                                                                            Location  Southern Zones, US Foot

Magnetic [Illegible] [Illegible] [Illegible] Date           October 8, 2004 Latitude  [Illegible] Morning [Illegible] [Illegible]

[Illegible] 2004     [Illegible] [Illegible] Field Strength [Illegible]     Longitude [Illegible] Evening [Illegible] [Illegible]
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------
Structure

BHP WC-61 B-Platform
---------------------------------------------------------------------------
Miscellaneous

[Illegible]   G-09388 B006 (RKB-120) FVD Reference RKB (120000 A above MSL)

Plan          [Illegible]                          [Illegible]
---------------------------------------------------------------------------

                                   [GRAPHIC]

Surface Location: 3377.6' FSL, 1805.23' FWL BLK. WC-61
PBHL: 2052.16' FNL, 887.91' FWL BLK. WC-76

----------------------------------------------------------------------------------------------------------------
                                                     Targets
Name               SSTVD       TVD      Northing     Easting       NS         EW       Shape       Dimensions
----------------------------------------------------------------------------------------------------------------
Rob C -11675ss   11675.00   11795.00   35O200.00   1348300.00   -2693.85   -682.84   CIRCULAR   Diameter: 300.00
----------------------------------------------------------------------------------------------------------------
MA3 -13290ss     13290.00   13410.00   348450.00   1348150.00   -4443.94   -832.85   CIRCULAR   Diameter: 300.00
----------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                            Critical Points
-------------------------------------------------------------------------------------------------------
Comments                           Survey MD   Inclination   Azimuth   Sub-Sea TVD      TVD        VS
-------------------------------------------------------------------------------------------------------
Slot3 WC-61 B-PLATFORM                  0.00       0.00       196.49      -120.00        0.00      0.00
-------------------------------------------------------------------------------------------------------
Mud Line-36ss                         156.00       0.00       196.49        36.00      156.00      0.00
-------------------------------------------------------------------------------------------------------
KOP Build 2DEG./100'                 6600.00       0.00       196.49      6480.00     6600.00      0.00
-------------------------------------------------------------------------------------------------------
Begin 29.68DEG. Tangent              8083.97      29.68       196.49      7898.49     8018.49    373.11
-------------------------------------------------------------------------------------------------------
Begin 1.5DEG./100' Bld & Turn       11211.26      29.68       196.49     10615.51    10735.51   1910.38
-------------------------------------------------------------------------------------------------------
Begin 47.4DEG. Tangent              12482.75      47.40       184.90     11607.32    11727.32   2696.59
-------------------------------------------------------------------------------------------------------
Rob C -11675ss                      12582.75      47.40       184.90     11675.00    11795.00   2769.96
-------------------------------------------------------------------------------------------------------
MA3 -13290ss                        14968.87      47.40       184.90     13290.00    13410.00   4520.59
-------------------------------------------------------------------------------------------------------
PBHL/TD                             16313.37      47.40       184.90     14200.00    14320.00   5507.01
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                                   Critical Points
-------------------------------------------------------------------------------------
Comments                              NS         EW     Northing      Easting     DLS
-------------------------------------------------------------------------------------
Slot3 WC-61 B-PLATFORM                 0.00      0.00   352893.70   1348982.80   0.00
-------------------------------------------------------------------------------------
Mud Line-36ss                          0.00      0.00   352893.70   1348982.80   0.00
-------------------------------------------------------------------------------------
KOP Build 2DEG./100'                   0.00      0.00   352893.70   1348982.80   0.00
-------------------------------------------------------------------------------------
Begin 29.68DEG. Tangent             -360.38   -106.65   352533.34   1348876.16   2.00
-------------------------------------------------------------------------------------
Begin 1.5DEG./100' Bld & Turn      -1845.20   -546.05   351048.60   1348436.78   0.00
-------------------------------------------------------------------------------------
Begin 47.4DEG. Tangent             -2620.50   -676.55   350273.34   1348306.29   1.50
-------------------------------------------------------------------------------------
Rob C -11675ss                     -2693.85   -682.84   350200.00   1348300.00   0.00
-------------------------------------------------------------------------------------
MA3 -13290ss                       -4443.94   -832.85   348450.00   1348150.00   0.00
-------------------------------------------------------------------------------------
PBHL/TD                            -5430.06   -917.37   347463.00   1348065.48   0.00
-------------------------------------------------------------------------------------

                       B6, OCSG 09386, West Cameron 76 B6

RIG POSITIONING DAYS: 2.8       SHL:   1348982.8' E &352893.7 N NAD27
DRILL & ABANDON DAYS: 49.2      BHL:   1348065' E&347363.9' N NAD 27
TOTAL DAYS            51.9      Rig:   Ocean Titan
DEPTH:                16,300'   AFE# & Revision Date:                  20-OCT-04
WD:                   0,040'

Assumptions:
1. $65k/day rig rate
2. Open hole logs in two intervals
3. No Coring or Sidetracks
4. 12-1/4* hole through primary objective

DESCRIPTION                           RIG MOB/DEMOB   DRY HOLE W/LOGS   WC 76 B6 TOTAL
-----------------------------------   -------------   ---------------   --------------
Section 1 : Time Sensitive
Rig Rate                                  208,000         3,197,176         3,405,176
Support Vessels                            33,058           590,248           623,306
BHP Supervision                            15,427           275,449           290,876
BHP Well Site G&G                               0            42,500            42,500
Aviation                                        0                 0                 0
Mud Logging                                     0           152,000           152,000
Mud Engineering                             4,992           115,590           120,582
Cementing Services                          5,510            98,375           103,884
Communications                              3,306            59,025            62,331
Solids Control                              2,755           104,099           106,854
Diving / ROV                                    0                 0                 0
Directional Drilling                            0         1,806,554         1,806,554
Wellhead Services                               0                 0                 0
Metocean                                      931            16,625            17,556
Completion and Workover Services                0                 0                 0
Supply Base                                11,019           196,749           207,769
Rental Tools                                4,138            83,879            88,017
Fishing Services                                0                 0                 0
Rig Contractor Additional Charges           2,755            49,187            51,942
                                         --------       -----------       -----------
Total Time Sensitive                      291,890         6,787,458         7,079,347

Section 2 : Non Time Sensitive
Rig Positioning                            35,700                 0            35,700
Site Survey                                     0                 0                 0
HSE                                             0           200,000           200,000
Studies / Analysis                              0            80,000            80,000
Wireline Logging                                0           330,000           330,000
Freight and Materials Handling              6,887           122,968           129,855
Tubular Running Services                        0           241,000           241,000
Inspection and refurbishment                    0           118,375           118,375
Abandonment & Suspension                        0           600,000           600,000
                                         --------       -----------       -----------
Total Non Time Sensitive                   42,587         1,692,343         1,734,930

Section 3: Tangibles & Consumables
Wellhead Equipment                              0           186,000           186,000
Tubulars                                        0         1,792,068         1,792,068
Tubular Accessories                             0           235,000           235,000
Mud and Chemicals                               0         1,590,000         1,690,000
Cement and Additives                            0           200,000           200,000
Drill Bits                                      0           137,590           137,590
Completion Consumables                          0                 0                 0
Solids Control Equipment                        0           211,164           211,164
Rig Consumables                                 0            75,000            75,000
Fuel                                       12,397           221,343           233,740
Miscellaneous                                   0                 0                 0
                                         --------       -----------       -----------
Total Tangibles & Consumables              12,397         4,648,165         4,760,562

Section 4: Administration
Timewriting                                 9,539           347,247           359,536
Training                                        0            50,000            50,000
Travel                                          0            49,187            51,942
                                         --------       -----------       -----------
Total Administration                        9,539           446,434           461,478
                                         --------       -----------       -----------
Class 'A' Estimate (+/-15%)              $356,413       $13,574,400       $14,036,317
                                         ========       ===========       ===========
Original AFE
                                         --------       -----------       -----------
SUPPLEMENTAL AFE ESTIMATE
                                         ========       ===========       ===========

DRILLING RESOURCE TEAM SIGN OFF:
--------------------------------

PREPARED BY:   RECOMMENDED BY:   RECOMMENDED BY:   RECOMMENDED BY:

DATE:          DATE:             DATE:             DATE:

------------------------------------------------------------------------------------------------------------------------------------
Preliminary AFE Estimate $10,547.52                        BHP PETROLEUM
1 x Zones x 300ft FracPack - Deviated Well -38 deg         DRILLING & COMPLETION
Days    29.07                                              FIELD:              TBA
NPT        15%                                             WELL:               WC77-B6 COMPLETION - PLATFORM
WD         40 ft.                                          Last Revision Date: 18-Nov-04
MD     16,300 ft.                                          AFE Number:         TBA
TVD    14,200 ft.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                   Install Tree-   Run Liner              Install Upper
                                                   Rate  Rig Move   Riser & BOP    Clean-Out   Perforate    Completion
  GSAP   GSAP Code  CONTRACT SERVICES/EQUIPMENT    US$    In/Out      Run/Pull    & Displace  + FracPack      & Test        Total
------------------------------------------------------------------------------------------------------------------------------------
                    Time Estimate                                           1.08        9.93       10.58           7.47        29.07
------------------------------------------------------------------------------------------------------------------------------------
Section 1: Time Sensitive Costs                          Day       Day            Day         Day         Day            196.8937799
------------------------------------------------------------------------------------------------------------------------------------
                    DRILLING RIG
                    Rig Rate                      60.00                    64.71      595.96      635.08         448.40     1,744.15
                    Rig Rate - Mob / DeMob        60.00
GSAP 1   702090     DRILLING RIG TOTAL                                     64.71      595.96      635.08         448.40     1,744.15
GSAP 2   715140     SUPPORT VESSELS TOTAL                                  23.19      213.55      227.57         160.68       624.99
GSAP 3   715240     BHP SUPERVISION TOTAL                                  10.73       98.83      105.32          74.36       289.24
GSAP 4   715200     WELLSITE G&G TOTAL
GSAP 5   730180     AVIATION TOTAL
GSAP 6   715090     MUD LOGGING TOTAL
GSAP 7   716120     MUD ENGINEERING TOTAL                                   1.62       94.36      100.55          71.00       267.53
GSAP 8   715100     CEMENTING SERVICES TOTAL                                4.04      137.25       39.69          28.03       209.01
GSAP 9   722045     COMMUNICATIONS TOTAL                                    1.62       14.90       15.88          11.21        43.60
GSAP 10  715150     SOLIDS CONTROL TOTAL
GSAP 11  715060     DIVING / ROV TOTAL
GSAP 12  715180     DIRECTIONAL DRILLING TOTAL
GSAP 13  715230     WELLHEAD SERVICES TOTAL
GSAP 14  715070     METOCEAN TOTAL                                          0.54        4.97        5.29           3.74        14.53
GSAP 15  715110     WELL TESTING TOTAL                                                            201.11         141.99       343.10
GSAP 16  715210     COMPLETIONS & WORKOVER
                    SERVICES TOTAL                                                     59.66      968.66         614.33     1,809.48
GSAP 17  730200     SUPPLY BASE TOTAL                                       8.36       76.98       82.03          57.92       225.29
GSAP 19  702100     RENTAL TOOLS TOTAL                                      2.16       19.87       21.17          14.95        58.14
GSAP 20  715120     FISHING SERVICES TOTAL                                  1.08        9.93       10.58           7.47        29.07
GSAP 21  702091     RIG CONTRACTOR ADDITIONAL
                    CHARGES TOTAL                                           0.81        7.45        7.94           5.61        21.80

SECTION 1: Time Sensitive Total                                           119.38    1,338.66    2,426.16       1,643.41     5,694,46

------------------------------------------------------------------------------------------------------------------------------------
Section 2: Non Time Sensitive Costs
------------------------------------------------------------------------------------------------------------------------------------
GSAP 22  715080     RIG POSITIONING TOTAL
GSAP 23  742000     SITE SURVEY TOTAL
GSAP 24  760000     HSE TOTAL
GSAP 25  743040     STUDIES / ANALYSIS TOTAL                                                                      15.00        15.00
GSAP 28  715170     WIRELINE LOGGING TOTAL                                                                       170.00       170.00
GSAP 30  730000     FREIGHT & MATERIALS HANDLING
                    TOTAL                                                   2.70       24.83       26.46          18.68        72.67
GSAP 31  715160     TUBULAR RUNNING SERVICES
                    TOTAL                                                              50.00       95.26          67.26       212.52
GSAP 32  710090     INSPECTION & REFURBISHMENT
                    TOTAL                                                   2.70       24.83       26.46          68.68       122.67

SECTION 2: Non Time Sensitive Total                                         5.39       99.66      148.19         339.63       592.87

------------------------------------------------------------------------------------------------------------------------------------
Section 3: Tangibles & Consumables
------------------------------------------------------------------------------------------------------------------------------------
GSAP 34  620117     WELLHEAD EQUIPMENT TOTAL                                                                     185.00       185.00
GSAP 35  620116     TUBULARS TOTAL                                                    301.80                     820.52     1,122.32
GSAP 36  620118     TUBULAR ACCESSORIES TOTAL                                          30.50                                   30.50
GSAP 37  620114     MUD & CHEMICALS TOTAL                                             100.00      659.60         150.00       909.60
GSAP 38  620113     CEMENT & ADDITIVES TOTAL
GSAP 39  640100     DRILL BITS TOTAL                                                   20.00                                   20.00
GSAP 40  620119     COMPLETION CONSUMABLES
                    TOTAL                                                                         758.43         490.41     1,248.84
GSAP 41  702120     SOLIDS CONTROL EQUIPMENT
                    TOTAL
GSAP 42  620115     RIG CONSUMABLES TOTAL                                   1.08        9.93       10.58           7.47        29.07
GSAP 43  642100     RIG FUEL TOTAL                                         10.78       99.33      105.85          74.73       290.69

SECTION 3: TANGIBLES & CONSUMABLES TOTAL                                   11.86      561.66    1,534.46       1,728.14     3,838.02

------------------------------------------------------------------------------------------------------------------------------------
Section 4: Administration
------------------------------------------------------------------------------------------------------------------------------------
GSAP 45             RESOURCE TEAM TIMEWRITING
                    TOTAL
GSAP 48  601800     TRAINING TOTAL                                                                                75.00        75.00
GSAP 49  801000     TRAVEL TOTAL                                                                                  75.00        75.00

SECTION 4: ADMINISTRATION TOTAL                                                                                  150.00       150.00

------------------------------------------------------------------------------------------------------------------------------------
GSAP 46             OVERHEAD TOTAL                                          3.76       55.00      112.99         106.16       274.17

                    ESTIMATED TOTAL                                       140.39    2,054.88    4,221.80       3,967.36    10,547.52
------------------------------------------------------------------------------------------------------------------------------------

                                         REVIEWED BY: _____________________________________         _____________________
                                                      DRILLING ENGINEER SUPERVISOR                  DATE


                                                      _____________________________________         _____________________
                                                      COMPLETION ENGINEER SUPERVISOR                DATE

                                         APPROVED BY: _____________________________________         _____________________
                                                      DRILLING MANAGER                              DATE

------------------------------------------------------------------------------------------------------------------------------------

                                  Attachment 1

                               B6 Well Discussion

1.   Pertinent Drilling History

     West Cameron Block 76 produces gas with minor amounts of condensate from the MA (Marg A) interval (MA1, MA2, and MA3 sands) below-13,000' TVDss.

     MA3

     The MA3 sand, the field's main reservoir (Attachment 7), is divided into upthrown and downthrown segments by a large intervening down-to-the-southeast fault. Most of the field's production has been from 6 wells in the downthrown MA3 reservoir (A-l, B-2, B-3, B-4, B-5 and A-5 wells). The B-4 well was later recompleted in the shallower MA1 sand in 2003.

     In 1997, the B-2 well discovered the expanded downthrown MA3 reservoir. In late 1998, the B-3 was drilled as an offset to the B-2 and the B-4 and B-5 wells were immediately drilled in early 1999 during the same drilling campaign. The A-5 was drilled in the downthrown MA3 in 2001, to accelerate production.

     Rob C

     The A-4 well was drilled on the west into the upthrown MA section (Attachment 6) but rapidly depleted on test and was recompleted in a shallower Lower Miocene reservoir near -11800' in the Robulus C (Rob C) section. The Rob C reservoir also has gas behind pipe in the A-l and A-3 wells, which have not yet been produced. The A-4 Rob C production is nearing the end of its life and an updip sidetrack is planned, dependent on reservoir quality seen in the B-6 Rob C interval.

2.   Structure

     The West Cameron Block 76 Field is located downthrown to a large northeast striking down-to-southeast growth fault. A large regional shale ridge controls the strike of the fault and parallels it along the upthrown side. The WC 76 field's structure is a circular anticlinal closure protruding as a salient off the SE flank of the ridge. Two narrow grabens trend SW-NE across the center of closure at the four-block junction southwest of the platforms. A small structural ridge diverges westward from the center of closure through the penetration point of the A-2 and B-l wells. The structure is highly faulted by synthetic and antithetic faults striking in a general northeasterly direction.

     A large SW-NE trending down-to-SE buried fault crosses the center of the structure and separates the thinner upthrown NW side from the expanded downthrown SE side. The upthrown MA section between the MA2 top and MA3 base averages 590' in thickness, while the downthrown B-3 well penetrated 2,050' of MA sands without encountering the base.

     The upper extent of the fault terminates against unconformities within the MA section and does not extend above it. Upthrown MA production is from isolated fault blocks while downthrown MA3 production is from an expanded stacked section of deltaic sands with a gas column of over 600' on a common water contact. The MA1 and MA2 reservoirs occur mainly in the upthrown areas and are shaled-out or have low permeabilities in the downthrown wells.

3.   Stratigraphy

     The West Cameron 76 MA sands were deposited during a drop in sea level in the Lower Miocene (17.8 mmyrs ago) by shelf edge deltas The large expansion fault which divides the MA3 Reservoir into upthrown and downthrown segments was active near the shelf edge during MA deposition. Deposition on the upthrown shelf side was controlled by wave and deltaic erosion. Deposition on the downthrown basin side was controlled by space being maintained below erosional base by the continuous downward movement of the fault block. This resulted in a massive stacked downthrown sand section as compared to the thinner, but cleaner winnowed upthrown sands.

     Transgressive marine shale and sands covered the MA sands during a subsequent rise in sea level. The top of the transgressive section is capped by the Rob C reservoir and unconformity. This erosional unconformity was created in shallow shelf waters by wave action during the transgression. A sand "lag" deposit covered it and the Rob C reservoir was created from a buildup of the sand into a bar or shoal during a pause in the transgression.

4.   MA 3 Production History

     The MA3 downthrown (MA3D) has produced 177 Bscf, 1.1 MM Bc and 3 MM Bw as of January 1, 2005. Of the six producers, 3 are now offline. The B2, B3 and B4 wells located on the eastern side of the reservoir have watered out leaving the remaining three wells, A1, B5 and A5 producing. The B5 has recently started making significant water heralding the onset of water in it's drainage area. The A5 is the western most well and is producing water free. All wells except the Al have been drilled and completed over the entire interval. This tends to suggest there is more lateral movement of the water versus vertical due to the lack of water influx into the A5.

     The water movement is consistent with the mapped water contact which is located on the eastern side of the accumulation (Attachment 7). The north, south and west are bounded by faults. Water underlies the gas accumulation and is moving vertically and laterally (east to west) as a result of pressure depletion due to production.

     The reservoir is very heterogeneous with permeability ranging from 1 to 1,000 md. Well tests support lower permeability than the log and sidewall core data. Vertical permeability is probably greatly reduced due to the depositional model placing interbedded shales over the sand deposition without amalgamation.

     Average porosity is estimated to be 20% with a water saturation of 35%. The net to gross ratio of the MA3D is not well defined. Estimates ranging from 44% to 66% based on different permeability cutoffs have been reported.

     The gas is 89% methane with a condensate yield of 6 barrels per million cubic feet of 42 API degree condensate. A possible dew point of 4,000 psi has been estimated based on the gas analysis performed on the MA1 sand gas sample from the B4 well, which appears similar to the composition of the MA3D.

     The initial reservoir pressure was measured in well A1 to be 11,436 psi. Current pressure is estimated to be approximately 6,000 psi.

     Existing MA3D wells have been completed without the use of sand control. Well production rates of ~ 20 MMscfpd were obtained on most completions, the B5 obtained a maximum rate of ~30 mmscfpd in 2001. Sand production has occurred and is presumed to emanate from the less cemented sand stringers which are typically the highest permeability. Water production has typically exacerbated sand production under high flow rates.

     In 2003 BHP Billiton under took internal studies to identify options for increasing the offtake rate of the MA3D to improve recovery. A new well was proposed but before investing in this option it was decided to attempt to increase the existing flow rates to the maximum sand free rate. Surface sand detectors were installed and calibrated. Increases of ~ 5 MMscfpd were obtained in the A5 and B5 wells from the winter of 2003 to mid-2004.
     Declining reservoir pressure made maintenance of sustained rates impossible. A "flux" based maximum flow rate model was developed and calibrated to sand production events. This model is used today for rate management.

     Without sand control the MA3D completions cannot be produced at higher rates than they are currently. The A5 and B5 completions currently produce a combined rate of ~ 42 MMscfpd. The offtake rate peaked in 2000 at 102 MMscfpd from all wells combined.

     It  is  proposed  to  significantly   increase  the  offtake  rate  by  the
     installation of the B6 well.

5.   Gas in Place Estimate

     The MA3D reservoir has an estimated gross rock volume range of 300,000 to 325,000 acft. The well averages for porosity, water saturation and net to gross are 0.20, 0.35 and 0.44 to 0.66 (n/g). The FVF is estimated to be ~360 scf/rcf. Given these parameters, the original gas in place is estimated to be between 269 and 437 Bscf. This range is primarily driven by the net to gross ratio. A most likely net to gross of 53% yields a gas in place of 324 to 351 Bscf.

6.   Remaining Recoverable Reserves

     Decline curve modeling suggests that without additional drilling, the reservoir will deplete with an ultimate recovery of 233 Bscf which equates to a recovery factor of 66% to 71% based on the most likely GIP range.

     The addition of the B6 well is proposed to lower the abandonment pressure approximately 1,000 to 2,000 psi and increase the recovery factor by approximately 5% to 20%. This would yield incremental recovery of 15 to 70 Bscf. Attachment 8 shows the comparison of production rate predictions with and without the B6 well. Attachment 9 shows the yearly incremental production associated with the B6 for a 15 Bscf uplift in recovery.

7.   B6 Well Objective

     The primary objective of the B6 well is to increase the voidage rate of the reservoir and improve ultimate recovery by lowering the abandonment pressure.

     The secondary objective of the B6 well is to appraise the location in the Rob C reservoir. Logs and pressures will be obtained in this interval. Due to the casing design, the B6 cannot be used for a completion in the Rob C. It is proposed to sidetrack the A4 in this area if proven to be productive.

     It is proposed to install sand control in the well which will enable much higher production rates than previously obtained with past completion techniques.

     The well location objective is to place the perforations updip and laterally west in the reservoir to avoid water influx. Modeling has concluded that the well can lift significant water volumes maintain high rates sufficient for economic success. The "B" platform has ~3,000 bwpd processing capacity. It is anticipated the well will produce 30 to 60 mmscpd. The quality of the section found in the well and the resultant completion skin will dictate the rate potential.

     The B6 well location co-ordinates are shown in Attachment 5.

     The proposed completion is envisioned to be up to 300' and will extend from the top of the reservoir down (Attachment 1). It is not planned to drill to the water contact to eliminate potential water breakthrough behind pipe. A special well design to provide 9 5/8" casing on bottom has been developed. The larger casing will assist in the sand control installation that is planned to use shunt tube technology. A 300' frac pack or gravel pack is technically challenging but has been performed recently in the industry. BHP Billiton is partner in one recent installation and is actively participating in the technology and techniques required for the scope of this completion. While a "Fracpack" is desirable for reduced skin and improved performance, the possibility of wet stringers in the drilled section might make this application undesirable. A more conventional "water pack" coupled with selective perforations may provide better water free production. Both techniques are under consideration and the ultimate decision will be made when the section is logged.

     The drilling program for the well has been developed considering the risks associated with drilling through the depleted sands above and in the MA3D (Attachment 2 Pore Pressure Plot and Attachment 3 Casing Seat Depths). A large bore wellhead has been obtained to provide an additional casing string enabling the installation of 9 5/8" casing in the MA3D. A geomechanical study by GMI was conducted in 2004 to evaluate the recommended maximum hole angle. Hole stability is a primary risk due to the pore pressure differences between the depleted sands and shales. The maximum hole angle for the B6 is 47 degress.

8.   Risk Issues and Mitigation

     Primary risk issues associated with this project have been identified to be:

          a.   Potential pore pressure problems in the Rob C section.

          b.   Successfully getting the well down and 9 5/8" on bottom.

          c. Realizing a reservoir section that has suitable Kh to provide the well rates expected.

          d. Finding wet sand stringers in the section high permeability layers.

          e.   Installation of a 300' long gravel pack.

          f. Inducing water encroachment and production in the well due to high withdrawal rates.

     Mitigation or acceptance of these risks has been evaluated as:

          a. The area to be penetrated by the B6 may not connect to the area drained by the A4 based on the recovery and performance of that well. In the event it is depleted, a scenario exists where a casing string may be required.

          b. The A-5 well was successful drilled with similar levels of depletion in the sands overlaying the MA3D. The A-5 program is being used as a template for this plan.

          c. The B-6 location is projected to be between the A1 and the B5 wells. The A1 section is very condensed and multiple scenarios of how the section will change between A1 and B5 exist. Our expectation is an acceptable section will be found at the well location.

          d. If the section found contains wet sands, a high rate water pack is being evaluated as the completion technique coupled with selective perforation of only the gas bearing sands. Additionally, there is sufficient water handling capacity on the facility to manage a high rate gas well with significant water production. Nodal modeling suggests the gas production rate is robust with high water yields.

          e. BHP Billiton is technically prepared to execute this type of completion and has experience with recent similar jobs.

          f. The project is economically viable in the event of significant water production.

[LOGO]

[GRAPHIC]

--------------------------------------------------------------------------------
                                 WEST CAM 76 #B6
                            WELL COMPLETION DIAGRAM
                               ACTUAL o PROPOSED
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
FIELD   West Cameron 76
--------------------------------------------------------------------------------
WELL #  B6
--------------------------------------------------------------------------------
LEASE   OCS-G-9386
--------------------------------------------------------------------------------
RKB TO WL       RKB TO CHF
--------------------------------------------------------------------------------
RKB TO ML       WATER DEPTH   40'
--------------------------------------------------------------------------------
ANNULAR FLUID   8.3 ppg KCL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                DIRECTIONAL DATA
--------------------------------------------------------------------------------
MAX ANGLE   47   THRU ZONE    47
--------------------------------------------------------------------------------
KOP       8084   HOLE TYPE Build & hold
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               SURFACE EQUIPMENT
--------------------------------------------------------------------------------
TREE   4 1/16" x 10 M
--------------------------------------------------------------------------------
SWAB CAP SIZE & THRD
--------------------------------------------------------------------------------
TOP TREE PLANGE
--------------------------------------------------------------------------------
TUBING SPOOL FLANGE
--------------------------------------------------------------------------------
NOTE  Tree Tto be rated for PSL 3 Service
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               RISER DESCRIPTION
--------------------------------------------------------------------------------
#     SIZE     WGHT   GRADE     THRD     DEPTH
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I
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II
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III
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--------------------------------------------------------------------------------

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                                 TUBING DETAIL
--------------------------------------------------------------------------------
             Production Tbg.
--------------------------------------------------------------------------------
SIZE              4-1/2"
--------------------------------------------------------------------------------
WEIGHT            13.5#
--------------------------------------------------------------------------------
GRADE            13 Cr 80
--------------------------------------------------------------------------------
DEPTH
--------------------------------------------------------------------------------
THREAD
--------------------------------------------------------------------------------
NEW/USED           NEW
--------------------------------------------------------------------------------
COATING
--------------------------------------------------------------------------------
SCSSV
--------------------------------------------------------------------------------
MIN. I.D.'s       3.812"
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           PRODUCTION ASSEMBLY DETAIL
--------------------------------------------------------------------------------
#     O.D.   I.D.   LENGTH   DESCRIPTION
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       (")    (")     (")
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1.
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2.
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3.
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4.
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5.
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6.
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7.
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10.
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12.
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15.
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16.
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17.
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18.
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34.
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--------------------------------------------------------------------------------
                                 CASING DETAIL
--------------------------------------------------------------------------------
#     SIZE     WGHT   GRADE     THRD     DEPTH
--------------------------------------------------------------------------------
A     30"       1"      DP                370'
--------------------------------------------------------------------------------
B     20"      133#    N-80     BTC      4500'
--------------------------------------------------------------------------------
C   13 3/8"    72#    P-110     SLIJ    13,380'
--------------------------------------------------------------------------------
D   11 7/8"   71.8#   Q-125     SLX     14,380'
--------------------------------------------------------------------------------
E    9 5/8"   53.5#   Q-125   SLIJ II   15,800'
--------------------------------------------------------------------------------
F
--------------------------------------------------------------------------------
G
--------------------------------------------------------------------------------
H
--------------------------------------------------------------------------------
I
--------------------------------------------------------------------------------
J
--------------------------------------------------------------------------------
K
--------------------------------------------------------------------------------
L
--------------------------------------------------------------------------------
                                TIE BACK DETAIL
--------------------------------------------------------------------------------
M
--------------------------------------------------------------------------------
N
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O
--------------------------------------------------------------------------------
P
--------------------------------------------------------------------------------
Q
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R
--------------------------------------------------------------------------------
S
--------------------------------------------------------------------------------
Completed:                      Workovers:                      none
--------------------------------------------------------------------------------

                                  Attachment 1

[LOGO]

                                   WC 76 - B6
                         Pre-Drill Estimated PPFG Plot

                                      ppge

                                   [GRAPHIC]

                                  Attachment 2

--------------------------------------------------------------------------------
                            WC 77 B-6 Proposed Casing
                          Relative to Formation Picks
--------------------------------------------------------------------------------

                                   [GRAPHIC]

                                  Attachment 3

                                    [GRAPHIC]

        Surface Location
-------------------------------
WC 76 A001 -93.382591 29.621445
WC 60 A002 -93.382613 29.621442
WC 61 A003 -93.382628 29.621445
WC 77 A004 -33.382644 29.621459
WC 77 A005 -93.382631 29.621475

      Bottom Hole Location
-------------------------------
WC 76 A001 -93.380664 29.609126
WC 60 A002 -93.391250 29.616684
WC 61 A003 -93.381961 29,616386
WC 77 A004 -93.392145 29.607277
WC 77 A005 -93.393643 29.600839

                                    [GRAPHIC]

        Surface Location
-------------------------------
WC 60 B001 -93.382353 29.621078
WC 76 B002 -93.382318 29.621048
WC 76 B003 -93.382299 29.621062
WC 76 B004 -93.382337 29.621062
WC 77 B005 -93.382322 29.621079

      Bottom Hole Location
-------------------------------
WC 60 B001 -93.398225 29.614423
WC 76 B002 -93.379251 29.601585
WC 76 B003 -83.379281 29.595382
WC 76 B004 -93.377252 29.608954
WC 77 B005 -93.387986 29.600287
WC 76 B006 -93.38243  29.621090

                                    [GRAPHIC]

        Surface Location
-------------------------------
WC 76 A001 3507' FSL & 1727 FWL
WC 60 A002 3506' FSL & 1720' FWL
WC 61 A003 3507' FSL & 1715' FWL
WC 77 A004 3512' FSL & 1710' FWL
WC 77 A005 3518' FSL S 1715' FWL
WC 60 B001 3372' FSL & 1800' FWL
WC 76 B002 3361' FSL & 1811' FWL
WC 76 B003 3366' FSL & 1817' FWL
WC 76 B004 3366" FSL & 1805' FWL
WC 77 B005 3372' FSL & 1811' FWL
WC 76 B006 3378' FSL & 1805' FWL
    X = 1,348,982.768
    Y = 352,893.696
    Lat 29(DEG.) 37' 15.937" N
    Lon 93(DEG.) 22' 56,413" W

                                     [LOGO]

                           Federal Offshore Louisiana
                               West Cameron Area
                              West Cameron 76 B006

                                SCALE 1" = 2000'
                                  UTM, Zone 16

                                  Attachment 5

--------------------------------------------------------------------------------

                                   WC76_Field

                                    [GRAPHIC]

                                Rob C1 Structure

                                   [GRAPHIC]

--------------------------------------------------------------------------------

                                     [LOGO]

                           WEST CAMERON BLOCK 76 FIELD

                                   ROB C1 SAND
                                TOP OF STRUCTURE

--------------------------------------------------------------------------------
[Illegible]
--------------------------------------------------------------------------------
[Illegible]
--------------------------------------------------------------------------------
[Illegible]
--------------------------------------------------------------------------------

                                  Attachment 6

--------------------------------------------------------------------------------

                                    [GRAPHIC]

                             MA-3U Top of Structure

                                    [GRAPHIC]

--------------------------------------------------------------------------------

                                     [LOGO]

                           WEST CAMERON BLOCK 76 FIELD

                                 MA-3 UpperBand
                                TOP OF STRUCTURE

--------------------------------------------------------------------------------
[Illegible]
--------------------------------------------------------------------------------
[Illegible]
--------------------------------------------------------------------------------
[Illegible]
--------------------------------------------------------------------------------

                                  Attachment 7

                            MA3D Forecast Comparison
                             Eclipse 050203C Series

                                    [GRAPHIC]

                                  Attachment 8

------------------------
MA3D Production Forecast
------------------------

           W/OB6        W/B6
Year     MMscf/Yr     MMscf/Yr
----     --------     --------
2005       2,985        4,291
2006      10,498       15,280
2007       8,944       12,502
2008       7,878       10,849
2009       7,359        9,381
2010       7,020        8,366
2011       6,245        6,095
         -------      -------
          50,927       66,764
     Incremental    15,836.80 MMscf Gross

                                  Attachment 9

                           AUTHORITY FOR EXPENDITURE
                    Americas Operating and Development Team

                                  [Illegible]
Contract/Agreement No.      _____________   Budget Year        2005
                                                               Yes     Amount      No
Operator AFE #              _____________
Estimated Start Date        May 1, 2005     Budget             |_|   $8,096,943   |x|
Estimated Completion Date   July 23, 2005   Current Forecast   |x|   $8,096,943   |_|

============================================================================================================
Lease Name & Well No.      County and State: Offshore Louisiana   Region: Gulf of Mexico OCA
                           ---------------------------------------------------------------------------------
OCSG 9386 B6               Location (Sec-Twn-Rng): West Cameron Blk 76 - OCS-G 09386 B6
------------------------------------------------------------------------------------------------------------
Field or Area              Prospect Name (Exploration Only)                   Last Well on Lease
                           ---------------------------------------------------------------------------------
West Cameron               Prospect#                                         Yes   |_|   No   |x|
------------------------------------------------------------------------------------------------------------
Type of AFE:               Formation                        Yes    No                   [Illegible]
[Illegible]          |_|   [Illegible]                      |X|   |_|               [Illegible]  [Illegible]
Development          |X|                 [Illegible]
Exploratory          |_|   Marg A3                                       Working
   Class Inventory         [Illegible]                                   Interest        [Illegible]
------------------------------------------------------------------------------------------------------------

                                  [Illegible]

================================================================================
                                  [Illegible]
--------------------------------------------------------------------------------
                                  [Illegible]
--------------------------------------------------------------------------------
      Company                             Drilling      Completion    Total Cost
--------------------------------------------------------------------------------
BHP Billiton            33.76%            $4,536,101    $3,560,843    $8,096,943
--------------------------------------------------------------------------------
Dominion                40.00%            $5,374,527    $4,219,008    $9,593,535
--------------------------------------------------------------------------------
                                  [Illegible]